UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2018

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in April 2016, FuelCell Energy, Inc. (the “Company”) entered into a loan and security agreement (the “Loan and Security Agreement”) with Hercules Capital, Inc. (“Hercules”) pursuant to which an aggregate principal amount of $20.0 million was advanced to the Company, subject to certain terms and conditions.  On March 28, 2018, the Company and Hercules entered into an amendment to the Loan and Security Agreement (the “Amendment”).  Upon the execution of the Amendment, the Company drew a term loan advance of $13.1 million.  The aggregate amount of outstanding term loan advances, which includes the amount outstanding under the original agreement of $11.9 million, is now $25.0 million.  The term loan maturity date is now either April 1, 2020 or October 1, 2020, contingent upon the Company achieving certain performance milestones.  Payments are interest-only for an initial 12-month period, followed by equal monthly installments of principal and interest until the term loan maturity date. The interest-only period may be extended for a term of to up to 21 months contingent upon the Company achieving certain performance milestones.

The facility under the Loan and Security Agreement bears interest at a rate of 9.9% per annum, subject to the variability of the prime interest rate. The Company may prepay all, but not less than all, of the outstanding loan advances by paying the entire principal balance and all accrued and unpaid interest thereon, together with a prepayment charge of 1.00% - 2.00% depending on when in the term such payment is made. The loan contains an end of term charge equal to an aggregate of $0.875 million.  In conjunction with the refinancing, the Company paid commitment, diligence and legal fees of $0.3 million to Hercules.

At all times following the effective date of the Amendment, the Company is required to maintain an unrestricted cash balance of at least (a) 75% of the outstanding loan balance plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued.

The foregoing summary of the terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 8.01 Other Events

On April 2, 2018, the Company issued a press release announcing the Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1

Third Amendment to Loan and Security Agreement dated March 28, 2018 by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital Inc. and Hercules Funding II, LLC

99.1	Press Release of FuelCell Energy, Inc. issued on April 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 2, 2018	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer